Exhibit 10.30

SECOND AMENDMENT AND ADDENDUM TO

TECHNOLOGY SUBLICENSE AGREEMENT

(Amending Longstop Date, Partial Payment, Stopping Accrued Interest, and

Effect of Failure to Pay Initial Installment)

THIS SECOND AMENDMENT AND ADDENDUM TO TECHNOLOGY SUBLICENSE AGREEMENT (this “Amendment”) dated as of December 15 , 2020 (the “Effective Date”) is entered into by and among IMPACT RECYCLING LIMITED, incorporated and registered in Scotland with company number SC489143 whose registered office is at 16 Abbotsinch Road, Grangemouth, Stirlingshire, FK39UX (“Sublicensor”), IMPACT LABORATORIES LIMITED, a limited company incorporated and registered in Scotland with company number SC230837 whose registered office is at 16 Abbotsinch Road, Grangemouth, Stirlingshire, FK39UX (“Licensor”) and PURECYCLE TECHNOLOGIES, LLC, a Delaware limited liability company having a principal place of business at 5950 Hazeltine National Drive, Suite 650, Orlando, FL 32822 (“Sublicensee”).

RECITALS:

A. Reference is made to that certain Technology Sublicense Agreement made as of November 13, 2019 (the “Sublicense Agreement”) pursuant to which the Sublicensor licensed certain patent rights to the Sublicensee, so that the Sublicensee was and is authorized to use certain Sublicensed Technology to develop, manufacture, market, distribute, use and sell certain Licensed Products, subject to terms and conditions agreed among the Sublicensor, the Sublicensee and the Licensor therein.

B. The Sublicense Agreement states that Sublicensee shall pay the Sublicensor an Initial License Fee no later than the Longstop Date.

C. The Licensor, Sublicensor, and Sublicensee (each a “Party” and collectively, the “Parties”) executed that certain Amendment and Addendum to Technology Sublicense Agreement dated May 27, 2020 (the “First Amendment”) which extended the Longstop Date from May 31, 2020 to December 31, 2020 and provided for Monthly Installment (as defined in the First Amendment) payment obligations by Sublicensee.

D. The Parties now desire to (i) amend the Longstop Date pursuant to the terms and conditions set forth herein, (ii) provide that Sublicensee shall pay Sublicensor $750,000 towards the Initial License Fee no later than December 28, 2020, (iii) provide that all Roll-Over Fees (as defined in the First Amendment) and other interest accruing on the Monthly Installments pursuant to the terms of the Sublicense Agreement and the First Amendment shall stop accruing on December 20, 2020, and (iv) agree to terminate all rights and obligations of the Parties in the event that Sublicensee fails to pay the amounts due by the revised Longstop Date set forth herein.

E. Pursuant to the Section 15.5 of the Sublicense Agreement, the Sublicense Agreement may be amended only by a written instrument signed by the Licensor, the Sublicensor, and the Sublicensee.

NOW THEREFORE, in consideration of the covenants of the Parties, and other good and valuable consideration, the Parties hereby agree as follows:

1.            Defined Terms. Capitalized terms used herein without definition and which are defined in the Sublicense Agreement shall have the meanings set forth therein.

2.            Amendment of Longstop Date. The definition of “Longstop Date” set forth in Section 1.1 of the Sublicense Agreement is hereby amended and restated to mean “the earlier of (i) the date occurring ten (10) days after the closing and consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated November 16, 2020 by and among Roth CH Acquisition I Co., a Delaware corporation, Roth CH Acquisition I Co. Parent Corp., a Delaware corporation, Roth CH Merger Sub Corp., a Delaware corporation, Roth CH Merger Sub LLC, a Delaware limited liability company, and PureCycle Technologies LLC, a Delaware limited liability company, as may be amended, and (ii) May 31, 2021.”

3.          Partial Payment. Sublicensee shall pay to Sublicensor the amount of Seven Hundred and Fifty Thousand Dollars ($750,000) no later than December 28, 2020, which amount shall be credited towards the principal amount of the Initial License Fee.

4.            Amounts Accruing on Monthly Installments. All Roll-Over Fees (as defined in the First Amendment) and all other interest and fees accruing on the Monthly Installments (as defined in the First Amendment) pursuant to the terms of the Sublicense Agreement and the First Amendment shall stop accruing as of December 20, 2020. For purposes of clarity, the remaining balance of the unpaid principal amount of the Initial License Fee, and all unpaid Roll-Over Fees and other interest and fees accruing on the Monthly Installments prior to December 20, 2020, shall become due and payable on the Longstop Date.

5.            Termination of Sublicense Agreement. In the event Sublicensee fails to pay the remaining balance due on the Longstop Date, the Sublicense Agreement, as amended, shall be terminated in its entirety, and all rights and obligations of the Parties shall be terminated, cancelled, and of no further effect.

6.        Miscellaneous. Except as expressly amended and modified by Sections 2-5 above, all other terms and conditions of the Sublicense Agreement, as modified by the First Amendment, shall remain unmodified and continue in full force and effect. To the extent there is any conflict between the terms of the Sublicense Agreement, the First Amendment, and/or this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. This Amendment may be executed in counterparts, each of which shall be an original, but which counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by the signature page being sent via e-mail, by the signor thereof or their agent, as a portable data format (pdf) file or image file attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment to Technology Sublicense Agreement as of the Effective Date.

SUBLICENSOR

IMPACT RECYCLING LIMITED

By:	/s/ David Walsh
	Name:	David Walsh
	Title:	CEO

LICENSOR

IMPACT LABORATORIES LIMITED

By:	/s/ Steven Burns
	Name:	Steven Burns
	Title:	Director

SUBLICENSEE

PURECYCLE TECHNOLOGIES LLC

By:	/s/ Rick Brenner
	Name:	Rick Brenner
	Title:	Board Member